Exhibit 3(c)

RESTATED CERTIFICATE OF INCORPORATION

OF

Pitney Bowes Inc.

Pitney Bowes Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.

The name of the corporation is Pitney Bowes Inc., and the name under which the corporation was originally incorporated is PITNEY-BOWES POSTAGE METER COMPANY. The date of filing its original Certificate of Incorporation with the Secretary of State was April 23, 1920.

2.

This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3.	The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendment or changes to read as herein set forth in full:

          First:- That the name of the Corporation is Pitney Bowes Inc.

          Second:- The address of the Corporation’s registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

          Third:- The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          Fourth:- The total number of shares of all classes of stock which the Corporation shall have authority to issue is 485,600,000 shares, divided into 600,000 shares of Cumulative Preferred Stock with the par value of $50.00 per share (hereinafter called ‘Preferred Stock’), 5,000,000 shares of Preference Stock without par value (hereinafter called ‘Preference Stock’), and 480,000,000 shares of Common Stock with the par value of $1.00 per share (hereinafter called ‘Common Stock’). Subject to the provisions of law, the Corporation may issue shares of its Preferred Stock, Preference Stock and Common Stock, respectively, from time to time and any securities convertible into, warrants, options or rights to subscribe for, any such class or classes (or any series of any thereof), for such consideration as may be fixed from time to time by the Board of Directors, which is hereby expressly authorized to fix the same in its absolute and uncontrolled discretion subject as aforesaid. Shares of Preference Stock without par value for which consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further demands in respect of such shares. The Corporation may issue shares of its Preferred Stock, Preference Stock and Common Stock and any securities convertible into, or warrants, options or rights to subscribe for, such class or classes (or any series of any thereof) without offering the same to the holders of its outstanding capital stock. The minimum amount of capital with which the Corporation shall commence business shall not be less than $100,000.

I. PROVISIONS RELATING TO PREFERRED STOCK

A. Issuance in Series.

          (1) The Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in any resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

          (2) Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article Fourth, to authorize the issue of one or more series of Preferred Stock and with respect to each series to fix, by resolution or resolutions providing for the issue of such series,

(a)

the number of shares to constitute such series (which number may be increased or decreased by action of the Board of Directors of the Corporation as provided by law) and the distinctive designation thereof;

(b)	the dividend rate on the shares of such series, the date or dates from which dividends shall accumulate and the dividend payment dates;

(c)

the premium, if any, over and above the par value thereof and accrued dividends thereon, payable upon the redemption of shares of such series otherwise than by or through a retirement, purchase or sinking fund;

(d)

whether or not the shares of such series shall be subject to the operation of a retirement, purchase or sinking fund, and, if so, the terms and provisions relative to the operation thereof, including the premium, if any, over and above the par value thereof and accrued dividends thereon, payable on redemption by or through such fund;

(e)

whether or not the shares of such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of the same class of stock of the Corporation, or shares of any other corporation, and, if made so convertible or exchangeable, the conversion or exchange price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made, the method (if any) of adjusting the same, and the other terms of such conversion or exchange;

(f)

the premium, if any, over and above the par value thereof and accrued dividends thereon, which shares of such series shall be entitled to receive upon the voluntary liquidation, dissolution or winding up of the Corporation; and

(g)

any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series not inconsistent with the provisions of this Article Fourth.

          (3) Each share of any one series of Preferred Stock shall be identical with all other shares of such series in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the foregoing provisions of this subheading A.

B. Dividend Rights and Restrictions.

          (1) The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporations legally available therefor, cumulative dividends at the respective rates per annum fixed by the Board of Directors for the shares of the respective series, and no more, payable on such dates as shall be fixed by the Board of Directors for the shares of the respective series. Such dividends shall be cumulative as to each share from the date fixed by the Board of Directors pursuant to the provisions of paragraph (2) under subheading A of this heading I.

          (2) No full dividend shall be declared or paid or set apart for payment on the Preferred Stock of any series for any dividend period unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding Preferred Stock of all series for all dividend periods terminating on or prior to the date of payment of such full dividend. When dividends are not paid in full as aforesaid an all shares of all series of the Preferred Stock at the time outstanding, any dividend payments on the Preferred Stock, including accumulations, if any, shall be paid to the holders of shares of all series of the Preferred Stock ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accumulations of dividends shall not bear interest.

          (3) No dividend (other than a dividend in Common Stock or in any other class of stock ranking junior to the Preferred Stock as to assets and dividends) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to assets or dividends, nor shall any Common Stock of the Corporation nor any other class of stock of the Corporation ranking junior to the Preferred Stock as to assets or dividends, be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to assets and dividends) or any Subsidiary thereof (as defined under subheading G of this heading I), while any of the Preferred Stock is outstanding, unless, in each case.

(a)

the full cumulative dividends on all outstanding shares of the Preferred Stock shall have been paid for all past dividend periods and the full cumulative dividend on all such shares of Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment;

(b)

the Corporation shall have made all payments, if any, then or theretofore due under the requirements of all retirement, purchase or sinking funds, if any, for the Preferred Stock and all defaults in complying with any such requirements shall have been made good.

C. Liquidation Rights.

          (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation (whether capital or surplus) the following amounts, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock as to assets:

(a)

in case of any involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series; or

(b)

in case of any voluntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock of each series shall be entitled to receive cash in an amount equal to the par value thereof plus such premium, if any, as shall have been fixed by the Board of Directors for the shares of such series, together with a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of the final distribution to the holders of the Preferred Stock at the rate fixed by the Board of Directors for the shares of such series.

          (2) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this subheading C, but the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, if consented to by the holders of 66 2/3% of all the shares of Preferred Stock at the time outstanding as provided in paragraph (3) under subheading E of this heading I (or if, by reason of the provisions of sub paragraph (c) of such paragraph (3), not requiring such consent), shall not be deemed to be a dissolution, liquidation or winding up voluntary or involuntary, for the purposes of this subheading C or for the purposes of subheading B or heading II of this Article Fourth.

          (3) After the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) If the assets distributable on such dissolution, liquidation or winding up, whether voluntary or involuntary, shall be insufficient to permit the payment to the holders of the Preferred Stock of the full preferential amounts aforesaid, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock ratably in proportion to the respective amounts the holders of such shares of stock would be entitled to receive if they were paid the full preferential amounts aforesaid.

D. Redemption.

          (1) The Corporation shall have the right to redeem the Preferred Stock of any series at any time, either in whole or in such portions as from time to time the Board of Directors may determine, at the par value thereof, plus an amount equal to accrued and unpaid dividends, thereon to the date fixed for redemption (hereinafter referred to as the “Redemption Date”) and in addition thereto the amount of such premium, if any, payable upon such redemption as shall be fixed for the shares of such series by the Board of Directors (the total sum so payable upon any redemption being hereinafter referred to as the “Redemption Price”).

          (2) At its election, the Corporation, on or prior to the Redemption Date, may deposit the aggregate of the Redemption Price of the shares to be redeemed with a bank or trust company in the Borough of Manhattan, City and State of New York having a capital and surplus (as shown by its latest published statement) of at least $5,000,000 (hereinafter referred to as the “Depositary”) designated by the Board of Directors, in trust for payment to the holders of the Preferred Stock then to be redeemed.

          (3) In the event that less than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors to conform to any rule or regulation of the New York Stock Exchange or any other stock exchange upon which the Preferred Stock may at the time be listed.

          (4) Notice of any redemption of Preferred Stock, specifying the time and place of redemption, shall be mailed to each holder of record of the shares of Preferred Stock to be redeemed, at his address registered with the Corporation, not more than 60 nor less than 30 days prior to the Redemption Date; if less than all the shares owned by such shareholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed. Also, notice of any such redemption, specifying the number of shares of Preferred Stock to be redeemed and the time and place of redemption, and, if less than all the outstanding shares of any series are to be redeemed, the certificate numbers of the series to be redeemed, shall be published once, not more than 60 nor less than 30 days prior to the Redemption Date, in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York.

          (5) Notice of redemption having been so mailed and published, the shares of Preferred Stock therein designated for redemption shall not be entitled to any dividends accruing after the Redemption Date specified in such notice, unless default be made in the payment of the Redemption Price or in the deposit thereof as provided in paragraph (2) under this subheading D, and on such Redemption Date, or if the deposit provided for in paragraph (2) under this subheading D shall have been made and the Corporation shall have stated in such notice or redemption that the Redemption Price of such shares will be payable before the Redemption Date on an earlier date therein specified, then on such earlier date, all rights of the respective holders of such shares as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except any unexpired conversion or exchange right and the right to receive the Redemption Price of such shares upon presentation and surrender of the respective certificates representing such shares, and such shares shall not after such Redemption Date or after such earlier date, as the case may be, be deemed to be outstanding. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (6) Any funds deposited with the Depositary as provided in paragraph (2) under this subheading D for the redemption of Preferred Stock which shall not be required for such redemption by reason of the exercise, subsequent to the date of such deposit, of any right of conversion or exchange, or otherwise, shall be returned to the Corporation forthwith. Any funds deposited with the Depositary as aforesaid for the redemption of shares of Preferred Stock remaining unclaimed at the end of six years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Corporation forthwith and thereafter the holders of such shares of Preferred Stock shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it from time to time on demand.

          (7) The provisions of the subheading D shall apply to redemptions made for the purpose of complying with the requirements of any retirements, purchase or sinking fund with respect to shares of any series of the Preferred Stock, provided, however, that the premium, if any, payable on any redemption for such retirement, purchase or sinking fund shall be as fixed for the shares of the particular series by the Board of Directors.

          (8) In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares of the particular series to be redeemed.

          (9) Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for cancellation pursuant to any retirement, purchase or sinking fund with respect to any series of the Preferred Stock, or which shall have been converted or exchanged for shares of any other class of stock of the Corporation, shall, after such redemption, surrender, conversion or exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are designated as part of a particular series by the Board of Directors.

          (10) Regardless of any other provision hereof, if at any time the Corporation shall fail to pay dividends in full upon all the then outstanding shares of the Preferred Stock, thereafter and until dividends in full shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment upon all such shares, the Corporation shall not redeem for any purpose any Preferred Stock unless all of the Preferred Stock at the time outstanding is simultaneously redeemed, and neither the Corporation nor any Subsidiary shall purchase any Preferred Stock except in accordance with a purchase offer made to all holders of the Preferred Stock at the time outstanding upon the same terms (except that, if more than one series of Preferred Stock is at the time outstanding, the terms may include appropriate variations as between the respective series by reason of the differing provisions thereof); provided that the provisions of this paragraph (10) shall not prevent shares of Preferred Stock of any series acquired by the Corporation prior to any such failure to pay dividends in full from being applied at any time by the Corporation to the satisfaction of the requirements of any retirement, purchase or sinking fund with respect to such series of Preferred Stock.

E. Voting Rights.

          (1) Except as otherwise expressly provided by law and by paragraphs (2), (3) and (4) under this subheading E, the holders of shares of Preferred Stock shall have no right to vote for the election of directors or for any other purpose or on any other subject or to be represented at or to receive notice of any meeting of stockholders.

         (2) In the event that at any time, or from time to time,

(a) six or more quarterly dividends, whether consecutive or not, on any series of the Preferred Stock shall be in arrears and unpaid, whether or not earned or declared; or

(b) the Corporation shall have failed to set apart for the retirement or purchase of the Preferred Stock any amount then required by any retirement, purchase or sinking fund with respect to any series of Preferred Stock to be set apart; or

(c) after setting any such amount apart, the Corporation shall be in default in applying the same in the manner provided with respect to such fund;

thereafter the holders of the Preferred Stock of all series then outstanding shall be entitled to receive notice of all meetings of stockholders for the election of directors, and at each such meeting shall be entitled, voting separately as a class, to elect one-third of the total number of directors of the Corporation but not less than three directors. At any time after the holders of the Preferred Stock shall have become entitled as aforesaid to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successors shall be elected, except as hereinafter provided in case the voting rights of the holders of the Preferred Stock for the election of directors shall cease. Such voting rights of the holders of the Preferred Stock for the election of directors shall continue until

          (i) all dividends on the Preferred Stock in arrears shall have been paid in full and dividends on the Preferred Stock for the current dividend period or periods shall have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, and

          (ii) all amounts for the retirement or purchase of the Preferred Stock which the Corporation shall have failed to set apart or apply shall have been set apart in full or applied, as the case may be, in which event the voting rights of the holders of the Preferred Stock for the election of directors shall cease, subject to revival, as aforesaid upon the occurrence of any of the events specified in subdivisions (a), (b) or (c) of this paragraph (2). At any time after the holders of the Preferred Stock shall cease, as aforesaid, to be entitled to vote for the election of directors, a meeting of the stockholders for the election of new directors shall be called, upon the same notice as is required for the annual meeting of stockholders, by the Secretary of the Corporation upon the request of the holders of record of at least 10% of the shares of Common Stock at the time outstanding, or may be called, upon such notice, by the holders of record of at least 10% of the shares of Common Stock at the time outstanding. The term of office of the directors of the Corporation shall terminate upon the election of new directors at such meeting, and the new directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successors shall be elected, except as hereinabove provided in case the holders of the Preferred Stock shall again become entitled to vote for the election of directors.

          (3) Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):

(a)	the creation, authorization or issue of any shares of any class of stock of the Corporation ranking prior to the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into any such prior shares; or

(b)

the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Corporation, or of any certificate amendatory thereof or supplemental thereto, so as to affect adversely the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof, provided, however, that if such amendment, alteration or repeal shall so affect less than all the series of the Preferred Stock at the time outstanding, then only the consent of the holders of 66 2/3% of the outstanding shares of the series so affected shall be necessary, unless at the time the laws of the State of Delaware shall otherwise require; or

(c)

the voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or the parting with control thereof, or the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation; provided, however, that such restriction shall not apply to nor shall any consent of the holders of the Preferred Stock be required for the merger or consolidation of the Corporation into or with a Subsidiary or the merger or consolidation of any Subsidiary into or with the Corporation if none of the preferences, rights, powers or privileges of the Preferred Stock or the holders thereof will be adversely affected thereby, and if the corporation resulting from such merger or consolidation will have authorized or outstanding after such merger or consolidation no class of stock or other securities (except such stock or securities of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation) ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise.

          (4) Unless the vote or consent of the holders of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of at least a majority of all of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of the Preferred Stock of all series shall vote separately as a class, shall be necessary for authorizing, effecting or validating any one or more of the following (subject to the provisions of paragraph (5) under this subheading E applicable in case of the simultaneous redemption of all of the Preferred Stock at the time outstanding):

any increase of the authorized amount of the Preferred Stock, or the creation, or authorization of any shares of any other class of stock of the Corporation ranking on a parity with the Preferred Stock as to dividends or assets or otherwise, or the reclassification of any authorized stock of the Corporation into any such parity shares, or the creation or authorization of any obligation or security convertible into any such parity shares.

          (5) Notwithstanding the provisions of paragraphs (3) and (4) under this subheading E, no vote or consent of the holders of the Preferred Stock shall be required to create, authorize or issue any shares of any class of stock of the Corporation ranking prior to or on a parity with the Preferred Stock as to dividends or assets or otherwise, if it is provided that no such prior or parity shares may be issued unless prior to or simultaneously with the issue thereof:

(a) the Redemption Price of all the Preferred Stock at the time outstanding shall be deposited with a Depositary as provided in paragraph (2) under subheading D hereof, and

(b) provision shall be made for the redemption of all such Preferred Stock in accordance with the provisions under such subheading D on a Redemption Date not more than 35 days after such issue.

F. No Preemptive Rights.

None of the holders of shares of the Preferred Stock shall be entitled as such, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

G. Definitions.

For the purposes of this heading I,

(a) the term “outstanding” used in reference to Preferred Stock shall mean issued shares of Preferred Stock, excluding shares held by the Corporation or a Subsidiary;

(b) the term “Subsidiary” shall mean any corporation, association or business trust a majority of the shares of stock of which at the time outstanding having voting power for the election of directors or trustees either at all times or only so long as no senior class of stock has voting powers because of default in dividends or because of the existence of some other default, is owned directly or indirectly by the Corporation and/or by one or more of its other Subsidiaries.

II. PROVISIONS RELATING TO COMMON STOCK

A. Dividend Rights.

               Subject to the prior rights of all classes of stock having prior rights as to dividends at the time outstanding, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

B. Liquidation Rights.

               Upon the dissolution, liquidation or winding up of the Corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights thereto at the time outstanding shall be entitled, the remainder of the assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

C. Voting Rights.

               At all meetings of the stockholders, each holder of record of Common Stock shall be entitled to vote and shall have one vote for each share held by him of record.

IlI. TERMS OF 4% CONVERTIBLE CUMULATIVE PREFERRED STOCK
(as specified in resolution of the Board of Directors adopted April 24, 1967)

RESOLVED, that 240,000 shares of the total authorized amount of 600,000 shares of Cumulative Preferred Stock be issued and constitute a single series designated “4% Convertible Cumulative Preferred Stock” (hereinafter called the “Series”), such Series to have the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth in heading I of Article Fourth of the Certificate of Incorporation, as heretofore amended, and hereinafter set forth:

          1. The dividend rate on the Series shall be 4% per annum, and dividends thereon shall be payable quarterly on the first days of February, May, August and November in each year. Dividends on shares of the Series shall be cumulative from and after the respective dates of issue thereof.

          2. The premium, over and above the par value thereof and accrued dividends thereon, payable upon redemption of shares of the Series pursuant to the provisions of subheading D of heading I of Article Fourth of the Certificate of Incorporation as amended, shall be the following amounts per share:

$2.00 if the redemption date is prior to May 1, 1972;
$1.25 if the redemption date is on or after May 1, 1972 and prior to May 1, 1977;
$0.50 if the redemption date is on or after May 1, 1977 and prior to May 1, 1982;
$0.00 if the redemption date is on or after May 1, 1982.

          3. The premium, over and above the par value thereof and accrued dividends thereon, which shares of the Series shall be entitled to receive upon the voluntary liquidation, dissolution or winding up of the Company pursuant to the provisions of subheading C of heading I of Article Fourth of the Certificate of Incorporation as amended, shall be the same premium, if any, as would be payable pursuant to the provisions of the foregoing paragraph (2) of this resolution if all such shares were called for redemption on the date of the final distribution to the holders of the Series.

          4. The holders of shares of this Series shall have the right, at their option, to convert such shares into shares of Common Stock of the Company at any time on and subject to the following terms and conditions:

          (1) The shares of this Series shall be convertible at the office of any Transfer Agent, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each shares of this Series being taken at $50 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the “conversion price”) shall be initially $70 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

          (2) In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the Redemption Date, unless default shall be made in payment of the redemption price.

          (3) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by 50 cents or more the amount determined at the close of business on such day by dividing:

          (i) a sum equal to (a) 4,565,687 multiplied by $70 (being the initial conversion price), plus (b) the aggregate of the amounts of all consideration received by the Company upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after May 1, 1967 on Common Stock of the Company, other than in cash out of its earned surplus or in Common Stock of the Company, by

          (ii) the sum of (a) 4,565,687 and (b) the number of Additional Shares of Common Stock which shall have been issued,

the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of 50 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the “Differential Amount.”

          (4) The term “Additional Shares of Common Stock” as used herein shall mean all shares of Common Stock issued by the Company after May 1, 1967 (including shares deemed to be “Additional Shares of Common Stock” pursuant to paragraph (10) below), whether or not subsequently reacquired or retired by the Company, other than:

          (i) shares issued upon conversion of shares of this Series;

          (ii) shares issued upon exercise of options granted or to be granted pursuant to the Company’s Stock Purchase Plans as in effect on May 1, 1967, in an aggregate number of shares not exceeding the number of shares issuable under such Plans as in effect on such date (or such number of shares is adjusted pursuant to anti-dilution provisions of such Plans); and

          (iii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1) or (ii) or this clause (iii) or shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

               The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall not be deemed an issuance thereof.

          (5) In case of the issuance of Additional Shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (6) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

          (7) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such additional shares of Common

Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

               A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

               If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

               The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

               The issuance by the Company of rights or warrants to subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

          (8) In case of the issuance of Additional Shares of Common Stock upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (5), (6) and (7) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

          (9) In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company, and the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (10) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deemed to be “Additional Shares of Common Stock” and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock), shall be considered outstanding for the purposes of this paragraph (10).

          (11) Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price in accordance with this Section 4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the Transfer Agent or Agents for this Series; and

          (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in the City of New York, N.Y., and shall be mailed to the holders of record of the outstanding shares of this Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

          (12) In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be mailed to the Transfer Agent or Agents for this Series and to the holders of record of the outstanding shares of this Series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to became effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          (13) The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

          (14) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall, at its option, either

          (a) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of this Series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

          (b) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors) at the close of business on the day of conversion.

          (15) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (16) For the purpose of this Section 4, the term “Common Stock” shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of May 1, 1967, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          5. So long as any shares of the Series are outstanding, the Company shall not declare any cash dividend on its Common Stock, nor shall be Company or any Subsidiary purchase, redeem or otherwise acquire for a cash consideration any shares of such Common Stock, if, after giving effect to the proposed declaration or acquisition, (i) the aggregate amount of all cash dividends on capital stock of the Company of all classes paid or made after December 31, 1966, plus (ii) the excess, if any, of the aggregate amount of all cash payments made subsequent to such date on account of the purchase, redemption or other acquisition of shares of such Common Stock over the aggregate amount of the net cash proceeds to the Company from sales subsequent to such date of shares of such Common Stock, would exceed $10,000,000 plus (or minus in the case of a deficit) the consolidated net income of the Company and its consolidated Subsidiaries for the period from December 31, 1966 to the end of the last calendar month preceding the date of such proposed declaration or acquisition. For the purposes of this paragraph, Common Stock issued upon conversion of other securities shall be deemed issued for cash amounting, where such other securities were evidences of indebtedness, to their principal amount, and where preferred stock, to their involuntary liquidation preference.

IV. PROVISIONS RELATING TO PREFERENCE STOCK

A. Issuance in Series.

          The Preference Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Preference Stock of each series shall be such as are fixed therein and, to the extent not fixed therein, shall be such, not inconsistent with the provisions of this Article Fourth, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions providing for the issue of such series of Preference Stock (herein called ‘Directors’ Resolution’). The Preference Stock shall rank as to dividends and assets junior to the Preferred Stock but prior to the Common Stock and to any other capital stock of the Corporation hereafter authorized, other than capital stock which shall by its terms rank prior to or on a parity with the Preference Stock and which shall be authorized pursuant to paragraph (3) under subheading E of this heading IV of this Article Fourth. Each share of Preference Stock shall in all cases rank as to dividends and assets on a parity with each other share of Preference Stock, irrespective of series, except that shares of a series may rank as to dividends or assets, or both, junior to shares of one or more other series if by express terms of the Directors’ Resolution providing for the issuance of such junior series the junior series is expressly made junior to the senior series. No preferential dividend with respect to any quarterly dividend period shall be declared or paid or set apart for payment on any series of Preference Stock, or be paid or set apart for payment as part of the redemption price of any series of Preference Stock, unless at the same time a dividend in like proportion to the respective preferential dividend rates for each other series ranking equally or on a parity therewith and entitled to receive dividends for such period shall likewise be declared or paid or set apart for payment on each such other series then outstanding, and no amounts shall be paid or set apart for payment on any series of Preference Stock in the event of liquidation, dissolution or winding up of the Corporation unless at the same time amounts in like proportion to the respective preferential amounts to which the shares of each other series ranking equally or on a parity therewith are entitled shall likewise be paid or set apart for payment on each such other series then outstanding.

B. Dividends.

               The holders of Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for that purpose, cumulative preferential dividends in cash at the rate fixed with respect to such series in the related Directors’ Resolution, and no more. Such dividends shall accrue from the date or dates fixed with respect to such series in the related Directors’ Resolution, and shall be cumulative, so that unless such dividends shall be declared and paid or set apart for payment in full for all previous quarterly dividend periods and for the current quarterly dividend period, no dividends shall be declared or paid upon, and no assets shall be distributed to or set apart for, the shares of any class of stock ranking junior to the Preference Stock as to dividends or assets. Accrued and unpaid dividends on the Preference Stock shall not bear interest. The term “accrued and unpaid dividends” as used herein with respect to the Preference Stock shall mean dividends on outstanding Preference Stock at the rates fixed for the respective series thereof, from the respective dates from which such dividends shall accrue to the date as of which accrued and unpaid dividends are being determined, less the aggregate of dividends theretofore declared and paid or set apart for payment upon such outstanding Preference Stock.

C. Liquidation Rights.

               In the event of any voluntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of paragraph (1) under subheading C of heading I of this Article Fourth, the holders of Preference Stock of each series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, such preferential amount, in cash, as may be specifically fixed with respect to such series in the related Directors’ Resolution, and in the event of any involuntary liquidation, dissolution or winding up of the Corporation, then, subject to the provisions of paragraph (1) under subheading C of heading I of this Article Fourth, the holders of Preference Stock of all series shall be entitled to receive, from the assets of the Corporation available for distribution to stockholders, a preferential amount in cash as may be specifically fixed with respect to such series in the related Directors’ Resolution, plus, in each case, whether voluntary or involuntary, a further preferential amount equal to all accrued and unpaid dividends thereon to the date payment is made available to the holders of the Preference Stock; subject as to all of the foregoing to the provisions of any Directors’ Resolution to the effect that any series of Preference Stock shall be junior as to dividends or assets to any one or more other series thereof, all of such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of any class of stock ranking junior to the Preference Stock as to dividends or assets.

D. Redemption.

               If and to the extent so provided in the related Directors’ Resolution and subject to the provisions of paragraph (3) under subheading B of heading I of this Article Fourth, the whole or any part of the Preference Stock of any series may be redeemed at the option of the Corporation at any time or from time to time at such redemption price or prices per share, plus an amount equal to accrued and unpaid dividends thereon to the date designated for redemption, as may be fixed with respect to such series in the related Directors’ Resolution, and upon such other terms and conditions as may be fixed with respect to such series in such Directors’ Resolution. In the event that at any time less than all the Preference Stock of any series outstanding is to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors. Notice of redemption shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of stock to be redeemed, at his last address as the same appears on the books of the Corporation, at least 30 days prior to the date designated for redemption. If such notice of redemption shall have been duly mailed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents for such stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of the holders of the Preference Stock to be redeemed, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Preference Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the holder of such certificate or certificates shall have with respect to such stock no rights in or with respect to the Corporation except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates, and the right, if and to the extent granted by the related Directors’ Resolution, to convert such stock not later than the date designated for redemption into other securities of the Corporation; and after the date designated for redemption such stock shall not be transferable on the books of the Corporation except to the Corporation.

E. Voting Rights.

          (1) Except as otherwise provided by law or by the provisions of this heading IV or by a Directors’ Resolution, the Preference Stock shall not entitle the holder thereof to vote upon or consent to any matter or for any purpose, or to be represented at or to receive notice of any meeting of stockholders.

          (2) (a) If at any time dividends on any Preference Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preference Stock, voting as a class, irrespective of series, shall have the right to elect two Directors.

          (b) During any default period, such voting right of the holders of Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (c) of this paragraph (2) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of Preference Stock as hereinafter provided to increase in certain cases the authorized number of Directors shall be exercised unless the holders of 25% in number of shares of Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preference Stock of such voting right. At any meeting at which the holders of Preference Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preference Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preference Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preference Stock as herein provided.

          (c) Unless the holders of Preference Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preference Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preference Stock are entitled to vote shall be given to each holder of record of Preference Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preference Stock outstanding. Notwithstanding the provisions of this subparagraph (c), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (d) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preference Stock shall have exercised their right to elect Directors as a class, after the exercise of which right (i) the Directors so elected by the holders of Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in subparagraph (b) of this paragraph (2) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (2) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (ii) of the foregoing sentence.

          (e) Immediately upon the expiration of a default period, (i) the right of the holders of Preference Stock as a class to elect Directors shall cease, (ii) the term of any Directors elected by the holders of Preference Stock as a class shall terminate, and (iii) the number of Directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of subparagraph (b) of this paragraph (2) (such number being subject, however, to change thereafter in any manner provided by law or in the by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence, may be filled by a majority of the remaining Directors.

          (3) As long as any Preference Stock is outstanding: (a) the Corporation shall not, without the consent of the holders of a majority of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, (i) increase the authorized amount of the Preference Stock or (ii) increase the authorized amount of any previously authorized class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference Stock or (iii) authorize or create any class of stock of the Corporation ranking as to dividends or assets on an equality with the Preference Stock; and (b) the Corporation shall not, without the consent of the holders of two-thirds of the outstanding shares of Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting of stockholders called for that purpose, or given in writing, create, authorize or increase the authorized amount of any class of stock of the Corporation having preference or priority as to dividends or assets over the Preference Stock.

          (4) Any action specified in paragraph (3) of this subheading E as requiring the consent therein specified of the holders of Preference Stock may be taken with such consent and such additional vote or consent, if any, of stockholders as may from time to time be required by this Article Fourth or by law.

V. TERMS OF $2.12 CONVERTIBLE PREFERENCE STOCK
(as specified in resolutions of the Board of Directors adopted May 11, 1979)

          RESOLVED, that there is hereby established a series of Preference Stock, designated $2.12 Convertible Preference Stock. This series shall consist of 3,102,708 shares, and to the extent that the designations, voting powers, preferences, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, are not fixed by the Certificate of Incorporation, as amended, they are hereby fixed as follows:

          (a) The Preference Stock of this series shall be designated “$2.12 Convertible Preference Stock”.

          (b) The preferential dividend rate shall be $2.12 per share per annum; holders of record of shares of the $2.12 Convertible Preference Stock shall be entitled to receive dividends, when and as declared by the Board of Directors out of funds legally available therefor, in preference to and in priority over shares of other series of Preference Stock which are expressly made junior to the $2.12 Convertible Preference Stock as to dividends and, in the absence of such express provisions, on a parity with shares of such other series. Such dividends shall be payable quarterly on the first days of January, April, July and

October of each year, commencing on the first such date which is at least 10 days after the date of original issue.

          (c) Such dividends shall accrue from the date of original issue, which, with respect to the shares of $2.12 Convertible Preference Stock to be issued pursuant to the Agreement and Plan of Merger, dated as of December 20, 1978 between Dictaphone Corporation and PB Holding Corporation (“PB”), shall be the Effective Date, as defined therein.

          (d) The shares of $2.12 Convertible Preference Stock shall be fully paid and nonassessable.

          (e) The $2.12 Convertible Preference Stock may be redeemed, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after July 1, 1984 at the following redemption prices, in each case plus accrued and unpaid dividends to the date fixed for redemption:

If redeemed during the 12-month period beginning July 1,

1984 $29.00 per share
1985 $28.75 per share
1986 $28.50 per share
1987 $28.25 per share
1988 and thereafter $28.00 per share

               (f) The preferential amount which holders of the $2.12 Convertible Preference Stock shall be entitled to receive from the assets of the Corporation in the event of any voluntary liquidation, dissolution or winding up of the Corporation shall be the optional redemption price then in effect, except that prior to July 1, 1984, such holders shall be entitled to receive $29 per share, or, in the event of any involuntary liquidation, dissolution or winding up of the Corporation, $28 per share, plus in each case an amount equal to accrued and unpaid dividends thereon (as defined in the Certificate of Incorporation) to the date payment is made available to the holders of the $2.12 Convertible Preference Stock. For purposes of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the $2.12 Convertible Preference Stock shall rank in preference to and priority over shares of other series of Preference Stock which are expressly made junior to this series as to assets and, in the absence of such express provisions, on a parity with shares of such other series.

               (g) In addition to voting rights provided under subheading E of heading IV of Article Fourth of the Certificate of Incorporation, shares of $2.12 Convertible Preference Stock shall have voting rights as provided in this paragraph (g);

          (1) At any annual or special meeting of stockholders at which holders of Common Stock are entitled to vote, each holder of shares of $2.12 Convertible Preference Stock shall be entitled to cast a number of votes equal to the number of whole and fractional shares of Common Stock into which such holder’s shares of $2.12 Convertible Preference Stock are convertible on the record date for the meeting. The same record date shall be used for all classes of stock entitled to vote at any such meeting.

          (2) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of the shares of $2.12 Convertible Preference Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of $2.12 Convertible Preference Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this resolution or of the Certificate of Incorporation of the Corporation, as now or hereafter amended, or of any certificate of designation relating to any other series of Preference Stock, so as to affect adversely the powers, preferences or rights of $2.12 Convertible Preference Stock.

          (h) The $2.12 Convertible Preference Stock shall be convertible, at the option of the holders thereof, at any time at the offices of the duly appointed transfer agent for the $2.12 Convertible Preference Stock, if any, or at such other office as the Board of Directors of the Corporation may determine, into fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock of the Corporation at the rate of one share of Common Stock for each share of $2.12 Convertible Preference Stock; provided, however, that in case of the redemption of any shares of $2.12 Convertible Preference Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the day next prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate at which shares of Common Stock shall be deliverable in exchange for shares of $2.12 Convertible Preference Stock upon conversion thereof is hereinafter referred to as the ‘conversion rate’ for the $2.12 Convertible Preference Stock. The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1 % or more, but any adjustment of less than 1 % that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1 % or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1 % or more upon the happening of one or more of the events specified in either subparagraph (1) or subparagraph (4) of this paragraph (h). Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the $2.12 Convertible Preference Stock surrendered for conversion.

          Before any holder of $2.12 Convertible Preference Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such $2.12 Convertible Preference Stock at the office appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that he elects so to convert said $2.12 Convertible Preference Stock and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

          The Corporation will, as soon as practicable after such surrender of certificates for $2.12 Convertible Preference Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office appointed as aforesaid, to the person for whose account such $2.12 Convertible Preference Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the $2.12 Convertible Preference Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such $2.12 Convertible Preference Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of $2.12 Convertible Preference Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of $2.12 Convertible Preference Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such $2.12 Convertible Preference Stock was surrendered, and at the conversion rate in effect at the date of such surrender.

          The conversion rate for the $2.12 Convertible Preference Stock shall be subject to adjustment from time to time as follows:

          (1) If the Corporation shall at any time pay a dividend on its Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of $2.12 Convertible Preference Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of

$2.12 Convertible Preference Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (1) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

          (2) If the Corporation shall issue rights or warrants to all holders of shares of Common Stock for the purpose of entitling them (for a period not exceeding 45 days from the date of issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share (determined as provided below) of the Common Stock on the record date for the determination of the stockholders entitled to receive such rights or warrants, then in each such case unless the holders of shares of the $2.12 Convertible Preference Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as though such shares of $2.12 Convertible Preference Stock had been converted into shares of Common Stock immediately prior to such record date, the number of shares of Common Stock into which each share of the $2.12 Convertible Preference Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which each share of $2.12 Convertible Preference Stock was convertible on the day immediately preceding such record date by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price. Such adjustment shall become effective retroactively immediately after such record date.

          For the purpose of any computation under this paragraph (h), the average market price per share of Common Stock on any date shall be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the date in question. The closing price for each day shall be the last sales price regular way or, in the case no such sale takes place on such day, the average of the closing bid and asked prices regular way in either case on the Composite Tape.

          (3) If the Corporation shall distribute to all holders of shares of Common Stock any assets (other than any dividend payable solely in cash), any rights to subscribe (other than those referred to in subparagraph (2) above) or any evidence of indebtedness or other securities of the Corporation (other than Common Stock) then in each such case the number of shares of Common Stock into which each share of $2.12 Convertible Preference Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which each share of $2.12 Convertible Preference Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided in subparagraph (2) above) of the Common Stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined in a resolution adopted by the Board of Directors of the Corporation, which shall be conclusive evidence of such fair market value) of the portion of the assets or evidence of indebtedness or securities so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after such record date.

          (4) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Corporation, each share of $2.12 Convertible Preference Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of $2.12 Convertible Preference Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the $2.12 Convertible Preference Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the $2.12 Convertible Preference Stock.

          (5) The Corporation may make such increases in the conversion rate, so as to increase the number of shares of Common Stock into which the $2.12 Convertible Preference Stock may be converted, in addition to those required by paragraphs (1), (2), (3) and (4) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (6) Whenever the conversion rate is adjusted as herein provided, the Corporation shall forthwith file with any transfer agent for the $2.12 Convertible Preference Stock appointed as aforesaid a certificate, signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this paragraph (h). Such certificate shall show in detail the facts requiring such adjustment. Whenever the conversion rate is adjusted, the Corporation will forthwith cause a notice stating the adjustment and the conversion rate as adjusted to be mailed to the respective holders of $2.12 Convertible Preference Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and such transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this subparagraph (5) and in default of any such notice such transfer agent may conclusively assume that there has been no such change.

          The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the $2.12 Convertible Preference Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of $2.12 Convertible Preference Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding $2.12 Convertible Preference Stock.

          No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash based on the closing price (determined as provided in the last sentence of subparagraph (2) above) of the Common Stock on the Composite Tape on the business day next preceding the day of conversion.

          The Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of $2.12 Convertible Preference Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the $2.12 Convertible Preference Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (i) The stated value of the $2.12 Convertible Preference Stock shall be $28 per share, and the entire consideration received by the Corporation upon issuance of the $2.12 Convertible Preference Stock shall be capital.

          Fifth:- This Corporation shall have perpetual existence.

          Sixth:- The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

          Seventh:-

PROVISIONS RELATING TO THE BOARD OF DIRECTORS

          (a) Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Commencing with the annual meeting of stockholders in 2011, the Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected annually for terms expiring at the next succeeding annual meeting; provided, however, that Directors elected at the 2008 annual meeting of stockholders shall hold office until the 2011 annual meeting of stockholders, Directors elected at the 2009 annual meeting of stockholders shall hold office until the 2012 annual meeting of stockholders, and Directors elected at the 2010 annual meeting of stockholders shall hold office until the 2013 annual meeting of stockholders.

          (b) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

          (c) Newly created directorship and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until such Director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          (d) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

          (e) Amendment, repeal, etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

Eighth:-

PROVISIONS RELATING TO STOCKHOLDER ACTION

          Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be affected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

Ninth:-

PROVISIONS RELATING TO BY-LAWS

          The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, Article I, Section 7 and Article II, Sections 2, 3, 4, 5, and 6 of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by the stockholders without the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

Tenth:-

PROVISIONS RELATING TO CERTAIN BUSINESS COMBINATIONS

Section 1. Vote Required for Certain Business Combinations.

          A. Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article TENTH:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $50,000,000 or more; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $50,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

          (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article TENTH, each share of the Voting Stock shall have the number of votes granted to it as determined pursuant to Article FOURTH of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B. Definition of “Business Combination”. The term “Business Combination” as used in this Article TENTH shall mean any transaction which is referred to in any one or more clauses (i) through (v) of paragraph A of this Section 1.

Section 2. When Vote is Not Required.

          The provisions of Section 1 of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

               A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

               B. Price and Procedural Requirements. All of the following conditions shall have been met:

          (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following, appropriately adjusted for any stock dividend, split-up or combination of shares:

          (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

          (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article TENTH as the “Determination Date”), whichever is higher.

          (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following, appropriately adjusted for any stock dividend, split-up or combination of shares (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

          (a) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting

Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date of (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

          (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

          (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred or Preference Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Section 3. Certain Definitions

          For the purposes of this Article TENTH:

          A. A “person” shall mean any individual, firm, corporation or other entity.

          B. “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a “beneficial owner” of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 3, 1984.

          F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. “Disinterested Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

          H. “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          I. In the event of any Business Combination in which the Corporation survives, the phrase “other consideration to be received” as used in paragraphs B (i) and (ii) of Section 2 of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Section 4. Powers of the Board of Directors.

          A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $50,000,000 or more.

Section 5. No Effect on Fiduciary Obligations of Interested Stockholders.

          Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

Section 6. Amendment, Repeal, etc.

          Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least a majority of the voting power of all the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article TENTH.

Eleventh:-

Provisions Relating To Director’s Liability and Indemnification of Officers and Directors

Section 1. Elimination of Certain Liability of Directors

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 2. Indemnification and Insurance

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or of stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (d) Insurance. The Corporation may purchase and maintain insurance at its expense to protect itself and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by the Board of Directors.

          (e) Additional Provisions. Nothing set forth in this Article Eleventh Section 2 shall diminish the right of the Board of Directors to adopt By-laws concerning the indemnification of officers, directors, employees, and agents of the Corporation, as authorized by law and not inconsistent with the provisions of this Article.

Section 3. Amendment and Savings Clauses

          (a) Amendment and Repeal. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability or the right to indemnification of any director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

          (b) Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this article that shall not have been invalidated and to the full extent permitted by applicable law.

          This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Pitney Bowes Inc., has caused this certificate to be signed by Amy Corn, its Vice President, Secretary and Chief Governance Officer, this 10th day of May, 2011.

Pitney Bowes Inc.

/s/ Amy Corn

Name:	Amy Corn
Title:	Vice President, Secretary and Chief Governance Officer